Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock of Hinge Health, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 30th day of July, 2025.

ATOMICO ADVISORS IV, LTD.

By: /s/ Nicole Ramroop
Name: Nicole Ramroop
Title: Director

ATOMICO IV, L.P.

By: /s/ Nicole Ramroop
Name: Nicole Ramroop
Title: Director of Atomico Advisors IV, Ltd., its general partner

ATOMICO IV (GUERNSEY), L.P.

By: /s/ Nicole Ramroop
Name: Nicole Ramroop
Title: Director of Atomico Advisors IV, Ltd., its general partner